Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Face Print Global Solutions, Inc. a Wyoming corporation (the “Company”), on Form 10-QSB for the quarterly period ending December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Pierre Cote, Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Pierre Cote

Pierre Cote

Chief Executive Officer

(Principal Executive Officer and Principal Financial Officer)

Date: February 20, 2006